                                                                      EXHIBIT 23

Consent of Certified Public Accountants

We consent to the use of our reports, dated January 18, 2002, in Form 10-K filing of the Peoples Financial Corporation.


/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi
March 15, 2002